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                                                                   EXHIBIT 10.19

                              RETENTION AGREEMENT

    AGREEMENT by and among Tyco Acquisition Corp. XIX (NV), a Nevada corporation ("Acquiror"), The CIT Group, Inc., a Delaware corporation (the "Company") and Albert R. Gamper, Jr. (the "Executive") dated as of the 12th day of March, 2001.

    Acquiror has determined that because of the unique nature of the Executive's services to the Company it is in the best interests of Acquiror and its parent company, Tyco International Ltd., a Bermuda company ("Parent") and Parent's shareholders to assure that the Company will have the continued dedication of the Executive and his critical assistance pending the completion of the acquisition by Acquiror of the Company (the "Acquisition") pursuant to the Agreement and Plan of Merger dated as of March 12, 2001, and to provide the Company with the continuity of management Acquiror considers crucial to ensuring the Company's continued success. Therefore, in order to accomplish these objectives, the Boards of Directors of Acquiror and the Company have caused Acquiror and the Company to enter into this Agreement.

    NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

    1. EFFECTIVE DATE. The "Effective Date" shall mean the effective date of the Acquisition.

    2. RETENTION PERIOD. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the third anniversary thereof (the "Retention Period").

    3. TERMS OF EMPLOYMENT. (a) POSITION AND DUTIES. (i) During the Retention Period (A) the Executive shall serve as the Chief Executive Officer of the Company with such authority, duties and responsibilities as are commensurate with such position and as may be consistent with such position, reporting directly to the Chief Executive Officer of Parent, (B) the Executive's services shall be performed in Livingston, New Jersey, and (C) the Executive shall be appointed to serve as a member of the Board of Directors of Parent (the "Board") as soon as permitted by Parent's by-laws and until such appointment shall attend the meetings of Parent's Board of Directors as an observer.

        (ii) During the Retention Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Retention Period, it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

    (b) COMPENSATION. (i) BASE SALARY. During the Retention Period, the Executive shall receive an annual base salary ("Annual Base Salary") of no less than $1,000,000. During the Retention Period, the Annual Base Salary shall be reviewed at the time that the salaries of all of the executive officers of the Company are reviewed. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.
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        (ii) ANNUAL BONUS. For each complete fiscal year during the Retention
Period, the Executive shall receive an annual cash bonus ("Annual Bonus") based upon performance targets with respect to the Company that are mutually established by and acceptable to the Executive and the Chief Executive Officer of Parent. In addition, the Executive shall receive a cash bonus in the amount of $1,000,000 on September 30, 2001, provided that the Company has achieved by such date the mutually agreed-upon target financial projections established by the Executive and the Chief Executive Officer of Parent on or prior to the Effective Date.

        (iii) SPECIAL CASH BONUS. On September 30, 2002, the Executive shall receive a cash payment of $3,000,000 (the "Special Cash Bonus"), provided that the Company has achieved at least fifteen percent (15%) growth in its net income from the prior annual period.

        (iv) INCENTIVE AWARDS. On the Effective Date, Parent shall grant to the Executive 300,000 restricted shares of Parent's common stock (the "Restricted Stock") pursuant to the terms of Parent's stock incentive plan. Except as otherwise provided herein, all restrictions on the shares of Restricted Stock shall lapse, and the shares shall be fully vested, on the third anniversary of the Effective Date. On the Effective Date, Parent shall also grant to the Executive an option to acquire 1,200,000 shares of Parent's common stock (the "Option"). The Option will have an exercise price equal to the fair market value of the stock subject thereto on the date of grant (determined in accordance with the terms of and standard practice under Parent's stock incentive plan) and shall remain exercisable for a term not to extend beyond the earlier of the tenth anniversary of the date of grant or the third anniversary of the Executive's Date of Termination, whether or not the Executive remains employed by the Company. Except as otherwise provided herein, the Option shall vest with respect to one third ( 1/3) of the Option shares on the first anniversary of the date of grant, one third ( 1/3) of the Option shares on the second anniversary of the date of grant, and one third ( 1/3) of the Option shares on the third anniversary of the date of grant. As soon as practicable following the Effective Date, Parent and the Executive shall enter into a written stock option and restricted stock agreement under the terms of Parent's stock incentive plan containing the terms and provisions not inconsistent with those set forth herein. Without limiting the generality of Section 3(b)(v) hereof, the Executive shall also be eligible for additional equity and non-equity awards under Parent's stock incentive and other long-term incentive compensation plans during the Retention Period as determined by the Board or its delegate in its (or its delegate's) sole discretion.

        (v) OTHER BENEFITS. During the Retention Period, the Executive shall be entitled to participate in all employee pension, welfare, perquisites, fringe benefit, and other benefit plans, practices, policies and programs generally applicable to the most senior executives of the Company on a basis and on terms no less favorable than that provided to the Executive immediately prior to the Effective Date. In addition, the Executive shall receive during the Retention Period all "expense reimbursement" and "additional benefits" specifically provided to the Executive pursuant to Section 3(c) and (e) of the Employment Agreement between the Executive and the Company dated as of November 1, 1999 (the "Prior Agreement"), which shall be provided by the Company to the Executive on the same basis as such benefits were provided to the Executive immediately prior to the Effective Date. In addition, the Executive shall be entitled to continued participation in the Company's Executive Retirement Program and all other supplemental and excess retirement plans existing on the date of this Agreement during the Retention Period, at economic levels at least equal to the levels of Executive's participation in such plans or programs as of the date immediately prior to the Effective Date. In addition, the Executive and his spouse shall be eligible to receive benefits under the current Company retiree medical and life insurance plan (as existing on the date of this Agreement) for the remainder of the lives of the Executive and his spouse provided that the Company may substitute coverage on a no less favorable basis under another plan covering employees and former employees of Parent or its subsidiaries in the event the medical and/or life insurance plan of the Company is terminated. The Company shall not

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withhold its consent to the Executive's "retirement" at any time after the
Effective Date for purposes of any such plans and programs.

        (vi) EXPENSES. During the Retention Period, the Executive shall be entitled to receive prompt reimbursement for all expenses incurred by the Executive in accordance with the Company's expense reimbursement policies.

        (vii) VACATION. During the Retention Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company as in effect with respect to the senior executives of the Company.

    4. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Retention Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Retention Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 11(a) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

    (b) CAUSE. The Company may terminate the Executive's employment during the Retention Period for Cause. For purposes of this Agreement, "Cause" shall mean:

        (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of Parent which specifically identifies the manner in which the Board or Chief Executive Officer of Parent believes that the Executive has not substantially performed the Executive's duties, or

        (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or its affiliates, or

        (iii) conviction of a felony or guilty or nolo contendere plea by the Executive with respect thereto; or

        (iv) a material breach of Section 9 of this Agreement.

    For purposes of this provision, no act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon express authority given pursuant to a resolution duly adopted by the Board with respect to such act or omission or upon the instructions of the Chief Executive Officer of Parent or a senior officer of Parent or based upon the advice of counsel for Parent or the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

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    (c)  GOOD REASON.  The Executive's employment may be terminated by the
Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean in the absence of a written consent of the Executive:

        (i) the assignment to the Executive of any duties materially inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a) of this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose and an action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

        (ii) any failure by the Company to comply with any of the provisions of
    Section 3(b) of this Agreement, other than failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

        (iii) the Company's requiring the Executive to be based at any office or location more than 50 miles from that provided in Section 3(a)(i)(B) hereof, provided that reasonable travel required in connection with Executive's reporting relationships and responsibilities to the Board shall not be deemed a breach hereof;

        (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

        (v) any failure by the Company to comply with and satisfy Section 10(b) of this Agreement.

    (d) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(a) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

    (e) DATE OF TERMINATION. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

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    5.  OBLIGATIONS OF THE COMPANY UPON TERMINATION.  (a) GOOD REASON; OTHER
THAN FOR CAUSE. If, during the Retention Period, the Company shall terminate the Executive's employment other than for Cause or the Executive shall terminate employment for Good Reason:

        (i) except as specified below, the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

           A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, and (2) the product of
       (x) the $1,000,000 and (y) a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination, and the denominator of which is 365, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1) and (2), shall be hereinafter referred to as the "Accrued Obligations"); and

           B. the amount equal to the product of (x) three (3) and (y) the sum of (I) the Executive's Annual Base Salary and (II) $1,000,000 which shall be paid in accordance with Executive's normal payroll periods immediately prior to the Date of Termination in equal installments for a period of three (3) years, subject to Section 9; and

        (ii) to the extent not previously paid, the Company shall pay to the Executive the Special Cash Bonus (without regard to the financial performance of the Company) in a lump sum in cash within 30 days of the Date of Termination; and

        (iii) the Options and the Restricted Stock and any other stock incentives held by the Executive shall vest immediately; and

        (iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliates, including but not limited to provision of benefits under the Company's retiree medical plan as provided in
    Section 3(b)(v) hereof (such amounts and benefits, the "Other Benefits") in accordance with the terms and normal procedures of each such plan, program, policy or practice; and

        (v) to the extent permitted by applicable law, the Executive shall be credited with age and service credit under all relevant Company retirement plans (including qualified, supplemental and excess plans) through the third anniversary of the Effective Date (the "Retirement Benefit").

    (b) CAUSE; OTHER THAN FOR GOOD REASON. If the Executive's employment shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Retention Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay or provide to the Executive an amount equal to the amount set forth in clause (1) of
Section 5(a)(i)(A) above, and the timely payment or provision of the Other Benefits, in each case to the extent theretofore unpaid. In the event the Executive's employment terminates after the expiration of the Retention Period, the Company shall provide the Executive (and his spouse, as applicable) with the Other Benefits.

    (c) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Retention Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations, and the timely payment or provision of the Other Benefits. In addition, the Restricted Stock and Options shall vest immediately. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

    (d) DISABILITY; RETIREMENT. If the Executive's employment is terminated by reason of the Executive's Disability or his retirement under the terms of the applicable the Company or Company

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retirement plan during the Retention Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations, the Retirement Benefit, and the timely payment or provision of Other Benefits. In addition, in the case of Disability (but not for retirement) the Restricted Stock and Options shall vest immediately, and the Executive shall continue to accrue age and service credit through retirement under the Company's qualified and nonqualified retirement plans and shall be paid a lump sum cash payment equal to three times the Executive's Annual Base Salary. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

    6. NON-EXCLUSIVITY OF RIGHTS. Except as specifically provided, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company, or any of its affiliates and for which the Executive may qualify, nor, subject to Section 11(e), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company, or its affiliates. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or its affiliates at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement. As used in this Agreement, the terms "affiliated companies" and "affiliates" shall include any company controlled by, controlling or under common control with the Company.

    7. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in
Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), if the Executive prevails on any material claim made by him, and disputed by the Company or Acquiror under the terms of this Agreement.

    8. CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY. If at any time for any reason any payment or distribution (a "Payment") by the Company or any other person or entity to or for the benefit of the Executive is determined to be a "parachute payment" (within the meaning of Section 280G (b) (2) of the Code), whether paid or copayable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with or arising out of his employment with the Company or a change in ownership or excise tax imposed by
Section 4999 of the Code (the "Excise Tax"), within a reasonable period of time after such determination is reached the Company shall pay to the executive an additional payment (the "Gross-Up Payment") in an amount such that the net amount retained by the Executive, after deduction of any Excise Tax on such Payment and any federal, state or local income or employment tax or other taxes and Excise Tax on the Gross-Up Payment, shall equal the amount of such Payment (including any interest or penalties with respect to any of the foregoing). All determinations concerning the application of the foregoing shall be made by a nationally recognized firm of independent accountants (together with legal counsel of its choosing), selected by the Company after consultation with the Executive (which may be the Company's independent auditors), whose determination shall be conclusive and binding on all parties. The fees and expenses of such accountants and counsel shall be borne by the Company. If the Accounting Firm determines that no Excise Tax is

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payable by the Executive, it shall furnish the Executive with an opinion that the Executive has substantial authority not to report any Excise Tax on his Federal income tax return. In the event the Internal Revenue Service assesses the Executive an amount of Excise Tax in excess of that determined in accordance with the foregoing, the Company shall pay to the Executive an additional Gross-Up Payment, calculated as described above in respect of such excess Excise Tax, including a Gross-Up Payment in respect of any interest or penalties imposed by the Internal Revenue Service with respect to such excess Excise Tax.

    9. CONFIDENTIALITY AND COMPETITIVE ACTIVITY. (a) The Executive acknowledges that he has acquired and will continue to acquire during the Retention Period confidential information regarding the business of the Company and its respective affiliates. Accordingly, the Executive agrees that, without the written consent of the Board, he will not, at any time, disclose to any unauthorized person or otherwise use any such confidential information. For this purpose, confidential information means non-public information concerning the financial data, business strategies, product development (and proprietary product data), customer lists, marketing plans, and other proprietary information concerning the Company and its respective affiliates, except for specific items which have become publicly available other than as a result of the Executive's breach of this agreement.

    (b) During the Retention Period and for two years after the Date of Termination (three years in the case of a termination by the Company without Cause or by the Executive for Good Reason), the Executive will not, without the written consent of the Board, directly or indirectly, (A) knowingly engage or be interested in (as owner, partner, stockholder, employee, director, officer, agent, consultant or otherwise), with or without compensation, any business in the United States which is in competition with any line of business actively being conducted on the Date of Termination by the Company; (B) whether or not the Executive's termination of employment occurred without Cause or for Good Reason, hire any person who was employed by the Company or any of its subsidiaries or affiliates (other than persons employed in a clerical or other non-professional position) within the six-month period preceding the date of such hiring, or solicit, entice, persuade or induce any person or entity doing business with the Company or its respective affiliates, to terminate such relationship or to refrain from extending or renewing the same, and
(C) disparage or publicly criticize Parent, Acquiror, the Company or any of their affiliates. Nothing herein, however, will prohibit the Executive from acquiring or holding not more than one percent of any class of publicly traded securities of any such business; provided that such securities entitle the Executive to not more than one percent of the total outstanding votes entitled to be cast by securityholders of such business in matters on which such securityholders are entitled to vote.

    (c) The Executive hereby acknowledges that the provisions of this Section 9 are reasonable and necessary for the protection of the Company and its respective affiliates. In addition, he further acknowledges that the Company and its respective affiliates will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, the Executive agrees that, in addition to any other relief to which the Company may be entitled, the Company will be entitled to seek and obtain injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for the purposes of restraining him from an actual or threatened breach of such covenants. In addition, and without limiting the Company's other remedies, in the event of any breach by the Executive of such covenants, the Company will have no obligation to pay any of the amounts that continue to remain payable to the Executive after the date of such breach under Section 5 hereof.

    10. SUCCESSORS. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and Acquiror and its respective successors and assigns.

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    (b) Acquiror and the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Acquiror or the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that Acquiror and the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Acquiror" and "Company" shall mean the Company as hereinbefore defined and any successor to their respective business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

    11. MISCELLANEOUS. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The parties hereto irrevocably agree to submit to the jurisdiction and venue of the courts of the State of New York, in the City of New York, in any action or proceeding brought with respect to or in connection with this Agreement. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

    IF TO THE EXECUTIVE:

    At the most recent address on file for the Executive at the Company;

    IF TO ACQUIROR:

    1 Tyco Park
    Exeter, New Hampshire 03833
    Attention: General Counsel

    IF TO THE COMPANY:

    650 CIT Drive
    Livingston, New Jersey 07039
    Attention:

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

    (b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

    (c) The Company may withhold from any amounts payable under this Agreement such Federal, state, or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

    (d) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4 of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

    (e) From and after the Effective Date this Agreement shall supersede any other employment, severance or change of control agreement between the parties (including, for this purpose, between the Executive and the Company) with respect to the subject matter hereof, including, without limitation, the Prior Agreement, except as expressly provided herein. The Executive acknowledges and agrees that the benefits provided to him pursuant to this Agreement are made to the Executive in lieu of and in substitution for his receipt of any such "change of control" bonus or other "special" cash payment pursuant to the Prior Agreement.

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    IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from their respective Boards of Directors, Acquiror and the Company have caused these presents to be executed in their name and on their behalf, all as of the day and year first above written.

                                                                    /s/ ALBERT R. GAMPER, JR.
                                                            -----------------------------------------
                                                                      Albert R. Gamper, Jr.

                                                       TYCO ACQUISITION CORP. XIX (NV)

                                                       By:           /s/ JEFFREY D. MATTFOLK
                                                            -----------------------------------------
                                                                       Jeffrey D. Mattfolk
                                                                          Vice President

                                                       THE CIT GROUP, INC.

                                                       By:            /s/ WILLIAM M. O'GRADY
                                                            -----------------------------------------
                                                                        William M. O'Grady
                                                                     Executive Vice President
                                                                 and Chief Administrative Officer
AGREED AND ACKNOWLEDGED AS A
GUARANTOR OF PERFORMANCE:

TYCO INTERNATIONAL LTD.

By /s/ MARK H. SWARTZ
-------------------------------------------
Mark H. Swartz
Executive Vice President
and Chief Financial Officer
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
                     FORM OF RETENTION AGREEMENT AMENDMENT

    RETENTION AGREEMENT AMENDMENT ("Agreement"), dated as of June   , 2002, by
and between Albert R. Gamper, Jr., (the "Executive"), and Tyco Capital
Holding, Inc. (formerly known as Tyco Acquisition Corp. XIX (NV)), a Nevada corporation (the "Company").

    WHEREAS, the Company and the Executive have previously entered into a Retention Agreement dated as of March 12, 2001 ("Retention Agreement"); and

    WHEREAS, in connection with the initial public offering of CIT stock, CIT
Group Inc., a Nevada corporation ("CIT Nevada") will be merged with and into the Company and immediately thereafter the Company will be merged with and into CIT
Group Inc. (Del) ("CIT") (the mergers are collectively herein referred to as the "Mergers"); and

    WHEREAS, the Retention Agreement requires that Executive consult with the Board of Directors of Tyco International Ltd. ("Tyco") prior to taking certain actions; and

    WHEREAS, as a result of the IPO and the separation of CIT from Tyco, the parties wish to amend all references to the Board in the Retention Agreement to mean the Board of Directors of CIT,

    NOW THEREFORE, in consideration of the foregoing and of the mutual agreements contained herein, the parties agree as follows:

    1. AMENDMENT TO RETENTION AGREEMENT. The Retention Agreement shall be and hereby is amended to change the defined term "Board" to mean the Board of Directors of CIT Group Inc. (Del), a Delaware corporation.

    2. EFFECT OF AMENDMENT.  This Amendment supplements and amends the Retention
Agreement only to the extent and in the manner specifically set forth herein and in all other respects the Retention Agreement will remain in full force and effect.

    3. EFFECTIVE TIME. This Amendment shall become effective upon the consummation of the Mergers.

    4. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Retention Agreement as of the date first above written.

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
                                                            CIT GROUP INC. (DEL)

-------------------------------------------                 -----------------------------------------
Albert R. Gamper, Jr.                                       Susan P. Mitchell
                                                            Executive Vice President
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